EXHIBIT 31.2
     I, Chris D. North, certify that:
     1. I have reviewed this Annual Report on Form 10-K/A of Hydril Company;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Chris D. North

Chris D. North
Date: April 27, 2007	Chief Financial Officer